Phillips Edison & Company Reports Fourth Quarter
and Full Year 2025 Results

CINCINNATI - February 5, 2026 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today reported financial and operating results for the fourth quarter and full year ended December 31, 2025 and provided guidance for 2026. For the fourth quarter and full year ended December 31, 2025, net income attributable to stockholders was $47.5 million, or $0.38 per diluted share, and $111.3 million, or $0.89 per diluted share, respectively.

Highlights for the Fourth Quarter, Full Year and Subsequent
•Reported Nareit FFO of $88.8 million, or $0.64 per diluted share, for the fourth quarter
•Reported Core FFO of $91.1 million, or $0.66 per diluted share, for the fourth quarter
•Generated Nareit FFO per share of $2.54 for the full year, or 7.2% growth over 2024
•Generated Core FFO per share of $2.60 for the full year, or 7.0% growth over 2024
•Increased same-center NOI year-over-year by 3.2% for the fourth quarter, and increased same-center NOI by 3.8% for the full year
•Reported strong leased portfolio occupancy of 97.3% and same-center leased portfolio occupancy of 97.6%
•Increased leased inline occupancy and same-center leased inline occupancy to a record-high 95.1%
•Executed portfolio comparable new leases at a rent spread of 34.3% and inline comparable new leases at a rent spread of 27.5% during the fourth quarter
•Executed portfolio comparable renewal leases at a rent spread of 20.0% and inline comparable renewal leases at a rent spread of 19.8% during the fourth quarter
•Acquired $395.5 million in assets at PECO’s total prorated share for the full year, which included 18 shopping centers, an outparcel and land for future development
•Sold $145.4 million in assets at PECO’s total prorated share for the full year, which included nine shopping centers and development land
•Subsequent to quarter end, acquired $77.0 million in assets, which included two shopping centers and land for future development

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “2025 was a strong year for PECO, and we enter 2026 with good momentum. Retailer demand remains strong for well-located, grocery-anchored shopping centers. In 2025, the PECO team delivered Nareit FFO per share growth of 7.2%, Core FFO per share growth of 7.0% and Same-Center NOI growth of 3.8%. Our strong 2026 guidance is consistent with our long-term targets for Same-Center NOI growth in a range of 3% to 4% and Nareit FFO per share and Core FFO per share growth in the mid-to-high single digits. We are excited about 2026 and are confident in our ability to deliver solid growth well beyond 2026.”

Financial Results
Net Income
Fourth quarter 2025 net income attributable to stockholders totaled $47.5 million, or $0.38 per diluted share, compared to net income of $18.1 million, or $0.15 per diluted share, during the fourth quarter of 2024.
For the year ended December 31, 2025, net income attributable to stockholders totaled $111.3 million, or $0.89 per diluted share, compared to $62.7 million, or $0.51 per diluted share, during the year ended December 31, 2024.

Nareit FFO
Fourth quarter 2025 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 5.9% to $88.8 million, or $0.64 per diluted share, compared to $83.8 million, or $0.61 per diluted share, during the fourth quarter of 2024.
For the year ended December 31, 2025, Nareit FFO increased 9.1% to $353.1 million, or $2.54 per diluted share, compared to $323.8 million, or $2.37 per diluted share, during the year ended December 31, 2024.

Core FFO
Fourth quarter 2025 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 6.2% to $91.1 million, or $0.66 per diluted share, compared to $85.8 million, or $0.62 per diluted share, during the fourth quarter of 2024.
For the year ended December 31, 2025, Core FFO increased 8.7% to $360.7 million, or $2.60 per diluted share, compared to $331.8 million, or $2.43 per diluted share, during the year ended December 31, 2024.

Same-Center NOI
Fourth quarter 2025 same-center net operating income (“NOI”) increased 3.2% to $115.9 million, compared to $112.3 million during the fourth quarter of 2024.
For the year ended December 31, 2025, same-center NOI increased 3.8% to $454.7 million, compared to $438.1 million during the year ended December 31, 2024.

Portfolio Overview
Portfolio Statistics
As of December 31, 2025, PECO’s wholly-owned portfolio consisted of 297 properties, totaling approximately 33.5 million square feet. This compared to 294 properties, totaling approximately 33.3 million square feet, as of December 31, 2024.
Leased portfolio occupancy remained high at 97.3% at December 31, 2025, compared to 97.7% at December 31, 2024. Same-center leased portfolio occupancy remained strong at 97.6% as of December 31, 2025, compared to 97.8% as of December 31, 2024.
Leased anchor occupancy remained strong at 98.7% as of December 31, 2025, compared to 99.1% at December 31, 2024. Same-center leased anchor occupancy was 99.0% as of December 31, 2025, compared to 99.3% as of December 31, 2024.
Leased inline occupancy increased to a record-high 95.1% as of December 31, 2025, compared to 95.0% at December 31, 2024. Same-center leased inline occupancy increased to a record-high 95.1% as of December 31, 2025, compared to 95.0% as of December 31, 2024.

Leasing Activity
During the fourth quarter of 2025, 246 leases were executed totaling approximately 1.4 million square feet. This compared to 231 leases executed totaling approximately 1.4 million square feet during the fourth quarter of 2024.
For the year ended December 31, 2025, 1,026 leases were executed totaling approximately 6.0 million square feet. This compared to 1,021 leases executed totaling approximately 6.0 million square feet during the same period in 2024.
During the fourth quarter of 2025, comparable rent spreads, which compare the percentage increase of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 34.3% for new leases, 20.0% for renewal leases and 24.5% combined.
Comparable rent spreads during the year ended December 31, 2025 were 30.9% for new leases, a record-high 20.7% for renewal leases and 23.3% combined.

Transaction Activity - Wholly-Owned
During the fourth quarter of 2025, the Company acquired $76.1 million in assets, which included two shopping centers, an outparcel and land for future development. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. During the same period, the Company sold $111.2 million in assets, which included seven shopping centers. The fourth quarter 2025 acquisitions consisted of:
•Bel Air Town Center, a 77,817 square foot Everyday Retail center located in a Baltimore, Maryland suburb.
•Surprise Lake Square, a 132,616 square foot shopping center anchored by Safeway located in a Seattle, Washington suburb.
During the year ended December 31, 2025, the Company acquired $356.9 million in assets, which included 13 shopping centers, an outparcel and land for future development. During the same period, $145.3 million in assets were sold, which included nine shopping centers and one land parcel.
Subsequent to quarter end, the Company acquired $77.0 million in assets, which included two shopping centers and land for future development. Acquisitions completed included:
•The Village at Indian Wells, a 105,177 square foot shopping center anchored by Sprouts located in a Palm Springs, California suburb.
•Creekside Park Village Green, a 74,641 square foot shopping center anchored by H-E-B located in a Houston, Texas suburb.
Transaction Activity - Joint Ventures
During the fourth quarter of 2025, the Company acquired $17.7 million in assets at PECO’s total prorated share, which included two shopping centers. The fourth quarter 2025 acquisitions consisted of:
•Rio Hill Shopping Center, a 286,195 square foot shopping center anchored by Kroger located in a Richmond, Virginia suburb, acquired through Necessity Retail Venture LLC.
•Springs Plaza, a 195,353 square foot shopping center anchored by ALDI located in a Fort Myers, Florida suburb, acquired through Necessity Retail Venture LLC.
During the year ended December 31, 2025, the Company acquired $38.6 million in assets at PECO’s total prorated share, which included five shopping centers purchased through its joint ventures. During the same period, the Company, through Grocery Retail Partners I LLC, sold land for development for $0.1 million at PECO’s total prorated share.

Balance Sheet Highlights
As of December 31, 2025, the Company had approximately $925.1 million of total liquidity, comprised of $43.3 million of cash, cash equivalents and restricted cash, plus $881.8 million of borrowing capacity available on its $1.0 billion revolving credit facility.
As of December 31, 2025, the Company’s net debt to annualized adjusted EBITDAre was 5.2x. This compared to 5.0x at December 31, 2024. As of December 31, 2025, the Company’s outstanding debt had a weighted-average interest rate of 4.5% and a weighted-average maturity of 5.3 years when including all extension options. As of December 31, 2025, 84.7% of the Company’s total debt was fixed-rate debt, which includes PECO’s total prorated share of debt for its joint ventures.

2026 Guidance
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2026. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	2026 Full Year Guidance
Net income per share	$0.74 - $0.77
Nareit FFO per share	$2.65 - $2.71
Core FFO per share	$2.71 - $2.77
Same-Center NOI growth	3.00% - 4.00%
Portfolio Activity:
Acquisitions, gross(1)	$400,000 - $500,000
Other:
Interest expense, net	$117,000 - $127,000
G&A expense	$49,000 - $53,000
Non-cash revenue items(2)	$19,000 - $21,000
Adjustments for collectibility	$5,000 - $8,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Represents straight-line rental income and net amortization of above- and below-market leases.

The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2026 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per common share	$0.74	$0.77
Depreciation and amortization of real estate assets	1.87	1.89
Adjustments related to unconsolidated joint ventures	0.04	0.05
Nareit FFO per common share	$2.65	$2.71
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.05	0.05
Core FFO per common share	$2.71	$2.77

Conference Call and Webcast Details
PECO will host a conference call and webcast on Friday, February 6, 2026 at 12:00 p.m. Eastern Time to discuss fourth quarter and full year 2025 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.
Fourth Quarter and Full Year 2025 Earnings Conference Call and Webcast Details:
Date: Friday, February 6, 2026
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: Fourth Quarter and Full Year 2025 Webcast Link
An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2025 Annual Report on Form 10-K, to be filed with the SEC on or around February 10, 2026.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•X at https://x.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of December 31, 2025, PECO managed 324 shopping centers, including 297 wholly-owned centers comprising 33.5 million square feet across 31 states and 27 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2025 AND 2024
(In thousands, except per share amounts)

	2025	2024
ASSETS
Investment in real estate:
Land and improvements	$1,963,735	$1,867,227
Building and improvements	4,305,174	4,085,713
In-place lease assets	538,324	523,209
Above-market lease assets	77,551	76,359
Total investment in real estate assets	6,884,784	6,552,508
Accumulated depreciation and amortization	(1,957,569)	(1,771,052)
Net investment in real estate assets	4,927,215	4,781,456
Investment in unconsolidated joint ventures	42,561	31,724
Total investment in real estate assets, net	4,969,776	4,813,180
Cash and cash equivalents	3,544	4,881
Restricted cash	39,768	3,768
Goodwill	29,066	29,066
Other assets, net	244,284	195,328
Total assets	$5,286,438	$5,046,223

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,375,328	$2,109,543
Below-market lease liabilities, net	118,356	116,096
Accounts payable and other liabilities	180,332	163,692
Deferred income	23,044	22,907
Total liabilities	2,697,060	2,412,238
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at December 31, 2025 and 2024	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 125,788 and 125,120 shares issued and outstanding at December 31, 2025 and 2024, respectively	1,258	1,251
Additional paid-in capital	3,664,205	3,646,801
Accumulated other comprehensive income	358	4,305
Accumulated deficit	(1,379,252)	(1,332,435)
Total stockholders’ equity	2,286,569	2,319,922
Noncontrolling interests	302,809	314,063
Total equity	2,589,378	2,633,985
Total liabilities and equity	$5,286,438	$5,046,223

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 AND 2024
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental income	$183,243	$169,455	$709,186	$647,589
Fees and management income	3,378	2,788	12,751	10,731
Other property income	1,240	805	4,657	3,072
Total revenues	187,861	173,048	726,594	661,392
Operating Expenses:
Property operating	34,194	31,172	123,649	112,633
Real estate taxes	21,503	19,787	86,087	77,684
General and administrative	13,878	11,551	51,638	45,611
Depreciation and amortization	64,294	63,310	266,374	253,016
Total operating expenses	133,869	125,820	527,748	488,944
Other:
Interest expense, net	(28,403)	(25,036)	(110,338)	(96,990)
Gain (loss) on disposal of property, net	28,992	4	38,790	(30)
Other expense, net	(1,986)	(2,015)	(4,330)	(5,732)
Net income	52,595	20,181	122,968	69,696
Net income attributable to noncontrolling interests	(5,070)	(2,039)	(11,665)	(7,011)
Net income attributable to stockholders	$47,525	$18,142	$111,303	$62,685
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.38	$0.15	$0.89	$0.51

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2025 and 2024, Same-Center NOI represents the NOI for the 272 properties that were wholly-owned for the entirety of both calendar year periods being compared. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2023, it highlights operating trends such as occupancy levels, rental rates, and operating costs for our same-center portfolio. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) adjustments related to our investments in unconsolidated joint ventures; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) adjustments related to our investments in unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenues:
Rental income(1)	$119,933	$116,091	$3,842		$475,261	$460,618	$14,643
Tenant recovery income	40,978	39,407	1,571		154,059	147,687	6,372
Reserves for uncollectibility(2)	(1,433)	(876)	(557)		(4,939)	(4,844)	(95)
Other property income	1,197	760	437		3,793	2,842	951
Total revenues	160,675	155,382	5,293	3.4%	628,174	606,303	21,871	3.6%
Operating expenses:
Property operating expenses	25,493	24,626	(867)		96,540	93,699	(2,841)
Real estate taxes	19,260	18,435	(825)		76,955	74,533	(2,422)
Total operating expenses	44,753	43,061	(1,692)	(3.9)%	173,495	168,232	(5,263)	(3.1)%
Total Same-Center NOI	$115,922	$112,321	$3,601	3.2%	$454,679	$438,071	$16,608	3.8%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$52,595	$20,181	$122,968	$69,696
Adjusted to exclude:
Fees and management income	(3,378)	(2,788)	(12,751)	(10,731)
Straight-line rental income(1)	(2,852)	(3,061)	(10,705)	(9,646)
Net amortization of above- and below-market leases	(2,367)	(1,855)	(8,643)	(6,587)
Lease buyout income	(455)	(23)	(2,517)	(867)
General and administrative expenses	13,878	11,551	51,638	45,611
Depreciation and amortization	64,294	63,310	266,374	253,016
Interest expense, net	28,403	25,036	110,338	96,990
(Gain) loss on disposal of property, net	(28,992)	(4)	(38,790)	30
Other expense, net	1,986	2,015	4,330	5,732
Property operating expenses related to fees and management income	1,219	995	4,111	3,323
NOI for real estate investments	124,331	115,357	486,353	446,567
Less: Non-same-center NOI(2)	(8,409)	(3,036)	(31,674)	(8,496)
Total Same-Center NOI	$115,922	$112,321	$454,679	$438,071

Period-end Same-Center Leased Occupancy %			97.6%	97.8%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025		2024
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$52,595	$20,181	$122,968		$69,696
Adjustments:
Depreciation and amortization of real estate assets	63,926	62,876	264,834		251,250
(Gain) loss on disposal of property, net	(28,992)	(4)	(38,790)		30
Adjustments related to unconsolidated joint ventures	1,242	740	4,076		2,795
Nareit FFO attributable to stockholders and OP unit holders	$88,771	$83,793	$353,088		$323,771
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$88,771	$83,793	$353,088		$323,771
Adjustments:
Depreciation and amortization of corporate assets	368	434	1,540		1,766
Transaction and acquisition expenses	1,519	1,492	5,523		4,993
Loss on extinguishment or modification of debt and other, net	89	60	90	—	1,290
Adjustments related to unconsolidated joint ventures	424	5	469		13
Realized performance income(1)	(30)	—	(30)		—
Core FFO attributable to stockholders and UP unit holders	$91,141	$85,784	$360,680		$331,833

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per diluted share
Weighted-average shares of common stock outstanding - diluted	138,845	137,437	138,899		136,821
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.64	$0.61	$2.54		$2.37
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.66	$0.62	$2.60		$2.43
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture, which was dissolved in December 2025.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Calculation of EBITDAre
Net income	$52,595	$20,181	$122,968	$69,696
Adjustments:
Depreciation and amortization	64,294	63,310	266,374	253,016
Interest expense, net	28,403	25,036	110,338	96,990
(Gain) loss on disposal of property, net	(28,992)	(4)	(38,790)	30
Federal, state, and local tax expense	708	774	1,307	1,821
Adjustments related to unconsolidated joint ventures	1,904	1,088	6,200	4,025
EBITDAre	$118,912	$110,385	$468,397	$425,578
Calculation of Adjusted EBITDAre
EBITDAre	$118,912	$110,385	$468,397	$425,578
Adjustments:
Transaction and acquisition expenses	1,519	1,492	5,523	4,993
Adjustments related to unconsolidated joint ventures	15	5	60	13
Realized performance income(1)	(30)	—	(30)	—
Adjusted EBITDAre	$120,416	$111,882	$473,950	$430,584
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture, which was dissolved in December 2025.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of December 31, 2025 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of December 31, 2025 and 2024 (in thousands):

	2025	2024
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,456,933	$2,166,326
Less: Cash and cash equivalents	5,124	5,470
Total net debt	$2,451,809	$2,160,856

Enterprise value:
Net debt	$2,451,809	$2,160,856
Total equity market capitalization(1)(2)	4,926,872	5,175,286
Total enterprise value	$7,378,681	$7,336,142
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 138.5 million and 138.2 million diluted shares as of December 31, 2025 and 2024, respectively, and the closing market price per share of $35.57 and $37.46 as of December 31, 2025 and 2024, respectively.
(2)Fully diluted shares include common stock and OP units.

The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2025 and 2024 (dollars in thousands):

	2025	2024
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,451,809	$2,160,856
Adjusted EBITDAre - annualized(1)	473,950	430,584
Net debt to Adjusted EBITDAre - annualized	5.2x	5.0x

Net debt to total enterprise value:
Net debt	$2,451,809	$2,160,856
Total enterprise value	7,378,681	7,336,142
Net debt to total enterprise value	33.2%	29.5%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the

Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2025 Annual Report on Form 10-K, to be filed with the SEC on or around February 10, 2026, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Director of Investor Relations
(513) 824-7122
hharper@phillipsedison.com
###